Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Matria Healthcare, Inc.
We consent to the incorporation by reference in the registration statements (File Nos. 333-145249, 333-138919, 333-138889, 333-134574, 333-128017, 333-124461, 333-116659, 333-110716, 333-110715, 333-107288, 333-102577, 333-85658, and 333-87180) on Form S-3 and (File Nos. 333-150793, 333-149264, 333-148573, 333-147585, 333-147242, 333-145893, 333-144258, 333-139878, 333-128937, 333-67392, 333-74032, 333-85402, 333-90530, 333-106996 and 333-106994) on Form S-8 of Inverness Medical Innovations, Inc. of our reports dated February 29, 2008, with respect to the consolidated balance sheet of Matria Healthcare, Inc. as of December 31, 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive earnings (loss), and cash flows for the year ended December 31, 2007, and the related financial statement schedule, which reports appear in the 2007 Annual Report on Form 10-K of Matria Healthcare, Inc. Our report with respect to the financial statements refers to the adoption by Matria Healthcare, Inc. of the provisions of Financial Accounting Standards Board No. 48, Accounting for Uncertainty in Income Taxes, as of January 1, 2007.
/s/ KPMG LLP
Atlanta, GA
June 11, 2008